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                                                                      EXHIBIT 4

                                                                      Exhibit C

                           [Form of Right Certificate]



Certificate No. SRPA___                                      ____________ Rights



       NOT EXERCISABLE AFTER AUGUST 31, 2010, OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

       * THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED THEREBY ARE NULL AND VOID.


                                Right Certificate

                            OSI PHARMACEUTICALS, INC.


       This certifies that ________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of September 27, 2000 (the "Rights Agreement") between OSI Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and The Bank of New York (the "Rights Agent") to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York time) on August 31, 2010 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid and nonassessable share of Series SRP Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock") at a purchase price of $500 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares of Preferred Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are such numbers and Purchase Price as of September 27, 2000, based on the shares of Preferred Stock as constituted at such date. As provided in the Rights Agreement, the


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*       This legend shall be inserted only if applicable.



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Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

       This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof. Reference is made to the Rights Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company, the Rights Agent and the holders of the Right Certificates.

       Copies of the Rights Agreement are on file at the principal executive office of the Company and the above-mentioned office of the Rights Agent.

       This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

       Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $.001 per Right.

       No fractional share of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractional shares which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

       No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote in the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

       This Right Certificate shall not be valid or obligatory for any purpose until it shall have been manually countersigned by the Rights Agent.


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       WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________________, ____.



                                     OSI PHARMACEUTICALS, INC.


                                     By:
                                        ---------------------------------------

Attest:


By:
   --------------------------------



[CORPORATE SEAL]



Countersigned:

THE BANK OF NEW YORK,
as Rights Agent



By:
  ---------------------------------
       Authorized Officer




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                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                 To be executed by the registered holder if such
                holder desires to transfer the Right Certificate


       FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto_____________________________________________________________
_______________________________________________________________________________
                 (Please print name and address of transferee)
_______________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________________ attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:
       ---------------' ----

                                             -----------------------------------
                                                          Signature


Signature Guaranteed:
                      --------------------------

         Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.


        ---------------------------------------------------------------

                                  CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) This Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of, or pursuant to any agreement, arrangement or understanding with, a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and



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                  (2) After due inquiry and to the best knowledge of the
undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:
       ---------------' ----                -----------------------------------
                                                        Signature


Signature Guaranteed:
                      --------------------------

         Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

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                                     NOTICE

         The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

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                                    WARNING

         In the event the Certificate set forth above is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement), and the Company will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.


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                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate)


To:      OSI PHARMACEUTICALS, INC.

         The undersigned hereby irrevocably elects to exercise
__________________________ Rights represented by this Right Certificate to purchase ____ shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares of Preferred Stock be issued in the name of:

Please insert social security
or other identifying number
                            ----------------------------------------

------------------------------------------------------------------------------
                        (Please print name and address)

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         If such number of Rights shall not be all the Rights evidenced by this
Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number
                            ---------------------------------------

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                        (Please print name and address)

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Dated:
       ---------------' ----

                                          -----------------------------------
                                                        Signature



Signature Guaranteed:
                      -----------------------------

         Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

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                                   CERTIFICATE


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of, or pursuant to any agreement, arrangement or understanding with, a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

         (2) After due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated:
       ---------------' ----              -----------------------------------
                                                        Signature

Signature Guaranteed:
                      -------------------------

         Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

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                                     NOTICE

         The signatures in the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

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                                    WARNING

         In the event the Certificate set forth above is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and the Company will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.


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